Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated October 29, 2018 with respect to the financial statements of AB Wealth Appreciation Strategy, AB All Market Total Return Portfolio, AB Conservative Wealth Strategy, AB Tax-Managed Wealth Appreciation Strategy, and AB Tax-Managed All Market Income Portfolio, the series constituting The AB Portfolios, for the fiscal year ended August 31, 2018, which are incorporated by reference in this Post-Effective Amendment No. 116 to the Registration Statement (Form N-1A 33-12988) of The AB Portfolios.


                                                      /s/ ERNST & YOUNG LLP

New York, New York
December 26, 2018